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                                                     EXHIBIT 23.1.b TO FORM 11-K
                                                     MPSI SYSTEMS INC.
                                                     MATCHING INVESTMENT PLAN



                     INDEPENDENT AUDITOR'S CONSENT - FORMER


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32503 pertaining to the MPSI Systems Inc. Matching Investment Plan of our report dated June 26, 2001, with respect to the statement of net assets available for benefits of the MPSI Systems Inc. Matching Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP


Tulsa, Oklahoma
July 2, 2002